Exhibit (a)(7)

RADVISION Ltd.
FORM OF GRANT DETAIL REPORT

Grant Detail Report RADVISION Ltd.

As of [_______], 2008

[Employee Name]
I.D./ SSN _________________________________

Grant Date	Expiration Date	Name of Plan	Grant Type	Options Granted	Option Price	Options Outstanding	Options Vested and Exercisable

[Option grant #1 data]
       Options Becoming Exercisable
       ____ on ___________________

[Option grant #2 data]
       Options Becoming Exercisable
       ____ on ___________________

Optionee Total